Exhibit 99.4

Frequently Asked Questions

(FAQs)

Zhone Technologies, Inc.

Paradyne Acquisition

July 8, 2005

1.	ZHONE - PARADYNE ACQUISITION DETAILS

1.1	What are you announcing today?

Zhone Technologies, Inc. announced the acquisition of Paradyne Networks, Inc..

1.2	What are the key terms of the acquisition agreement?

Under the terms of the agreement, the stockholders of Paradyne will receive shares, options and warrants representing 36.8% of the combined company’s outstanding fully-diluted shares as of closing. The shares, options and warrants held by the current stockholders of Zhone will represent the remaining 63.2% of the combined company’s outstanding fully-diluted shares.

The proposed stock-for-stock transaction will be accounted for as a purchase and is intended to qualify as tax-free to the stockholders of Paradyne.

1.3	How many Zhone shares will Paradyne stockholders receive? What is the implied valuation of the transaction?

Zhone will issue 1.0972 shares of Zhone common stock for each outstanding share of Paradyne common stock. Based on Zhone’s closing stock price of $3.57 on Thursday, July 7, 2005, the transaction is valued at $3.917 per Paradyne common share.

2.	FINANCIAL

2.1	What is the combined company’s current operating performance? Revenues? Gross Margin? Operating income?

Zhone’s revenues for the quarter ended March 31, 2005 were $27.6 million. Net loss for the first quarter of 2005, calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), was $5.1 million compared with a net loss of $13.4 million for the first quarter of 2004.

Paradyne’s net revenues for the first quarter 2005 were $26.7 million. Paradyne reported first quarter break even results in accordance with GAAP, compared with a GAAP loss per share of two cents for the first quarter of 2004.

2.2	What is the combined company’s current capitalization? Cash, debt, shareholders equity?

Zhone reported $61 million in cash on its balance sheet as of March 31, 2005. Zhone has a $32 million mortgage on its campus. Paradyne reported a cash position of $42 million, and the company is debt free. As of March 31, 2005, Paradyne had 46.62 million shares outstanding.

2.3	What are the combined company operating projections? When will the combined company achieve break-even?

The transaction will provide substantial cost savings from the reduction of operating expenses and is expected to be immediately accretive excluding any acquisition related charges. The transition team, however, has not completed its analysis and may be unable to accurately predict future market conditions and business changes that may impact future performance.

2.4	What amount of synergies are you projecting? From where?

The acquisition will allow Zhone to realize operational efficiencies from economies of scale and substantial cost savings by combining operations. We are also anticipating, but not counting on the fact, that the combination can leverage the respective customer bases to achieve incremental sales. However, as we are currently finalizing our integration plans, providing greater detail at this time would be premature.

2.5	Where will the combined company operate?

The transaction is expected to expand the customer base of the combined company to include twelve of the top twenty-five U.S. Independent Telephone companies, including five of the top ten as well as two of the top three U.S. cable operators and leading U.S. competitive carriers. Also of significance, the transaction will scale operations in every operating region with complementary key accounts in EMEA, APAC, Japan and CALA. The combined company will have employees operating in 21 countries around the globe.

2.6	Will there be a restructuring charge? How much? For what?

We will immediately begin formulating integration plans. As the plans are finalized, the combined company will determine whether it is appropriate for us to record a restructuring charge consistent with GAAP.

2.7	Headcount reduction?

Our primary financial goal post-transaction is to reach cash flow break-even as soon as possible following the close of the acquisition. We are currently finalizing our integration plans and providing greater detail at this time would be premature.

2.8	What is happening to Paradyne’s management team?

Both Sean Belanger and Pat Murphy have agreed to remain with Zhone as consultants for up to two years to assist in the transition.

2.9	Future acquisitions?

Zhone has acquired eleven companies in the past five years and intends to continue its strategy of acquiring best-in-class companies and resources to accelerate its market share growth and to access the best available talent with focused efforts on specific areas of the network.

3.	ACQUISITION STATUS

3.1	Where will the stock be traded? What will be the ticker symbol??

The ticker symbol will continue to be ZHNE and will be traded on the NASDAQ.

4.	PRODUCT & EVOLUTION PLANS

4.1	Will existing products continue to be sold and supported?

The combined company will continue to support all of its product lines and existing customer installed base. Support logistics may vary based upon contractual arrangements between Paradyne, Zhone and individual customers.

5.	ADDITIONAL INFORMATION REGARDING THE PROPOSED ACQUISITION

5.1	Joint Proxy Statements

Zhone and Paradyne plan to file a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (SEC) in connection with the proposed acquisition. In addition, Zhone and Paradyne will file other information and documents concerning the proposed acquisition and their respective businesses with the SEC. WE URGE INVESTORS TO REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. These documents will be available without charge on the SEC’s web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Zhone and Paradyne through their Investor Relations contacts provided below. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The officers and directors of Zhone and Paradyne may have interests in the proposed acquisition, some of which may differ from, or may be in addition to, those of the stockholders of Zhone and Paradyne generally. A description of the interests that the officers and directors of the companies have in the proposed acquisition will be available in the Joint Proxy Statement/Prospectus.

In addition, Zhone and Paradyne, their respective officers, directors and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Zhone and Paradyne, respectively, in favor of the acquisition. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in the proxy statement for Zhone’s 2005 Annual Meeting of Stockholders filed with the SEC on April 1, 2005. Information about the officers and directors of Paradyne and their ownership of Paradyne securities is set forth in the proxy statement for Paradyne’s 2005 Annual Meeting of Stockholders filed with the SEC on April 11, 2005. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC.

5.2	Forward-Looking Statements

This investor Q & A contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements regarding the amount and timing of synergies that may be achieved in connection with the acquisition, the strength of the combined company’s balance sheet and financial results following the acquisition, the degree to which the combined company will alter the competitive landscape in its industry, prevailing market conditions and the combined company’s ability to successfully fulfill its customers’ needs. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the possibility that the acquisition may not close on the terms described in this release, or at all, the possibility that the intended benefits of the acquisition may not be fully realized, the failure of the combined company to retain key employees, the failure of the combined company to manage the cost of integrating the businesses and assets of Zhone and Paradyne, general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry, the combined company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, and higher than anticipated expenses the combined company may incur in future quarters. In addition, please refer to the risk factors contained in Zhone’s SEC filings, including, without limitation, its Annual Report on Form 10-K filed with the SEC on March 16, 2005, and in Paradyne’s SEC filings, including, without limitation, its Annual Report on Form 10-K filed with the SEC on March 16, 2005. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The companies undertake no obligation to update publicly or revise any forward-looking statements.

6.	KEY CONTACTS

6.1	Who can I contact for more information?

ZHONE

Headquarters:

7001 Oakport Street

Oakland, California, USA 94621

Phone: (510) 777-7000

Investors

Tel: +1 510-777-7013

Fax: +1 510-777-7001

Email: investor-relations@zhone.com

Media

Jessica Mullens

Tel : +1 510-777-7020

Fax : +1 510-777-7001

Email: dmarkowitz@zhone.com